THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

THIRD AMENDMENT (this “Amendment”), entered into on July 29, 2010, and made effective as of May 11, 2010, to the Employment Agreement dated as of July 12, 2006 (the “Employment Agreement”), by and among LIN TV Corp., a Delaware corporation (“Parent”), and LIN Television Corporation, a Delaware corporation with its headquarters in Providence, Rhode Island, and a wholly-owned subsidiary of the Parent (the “Company” and, together with Parent, the “LIN Companies”), and Vincent L. Sadusky (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Executive and the LIN Companies are parties to the Employment Agreement; and

WHEREAS, the Employment Agreement was amended on October 29, 2009 and February 28, 2010; and

WHEREAS, the parties desire to further amend the Employment Agreement upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the undersigned hereby agree as follows:

1.           Defined Terms.  Terms defined in the Employment Agreement and used herein shall have the meanings given to them in the Employment Agreement.

2.           Amendment to Section 5.  Section 5 shall be deleted in its entirety and replaced with the following:

“a.           During the Service Period, Executive shall be paid by the Company an annual base salary of Six Hundred Fifty Thousand Dollars ($650,000) (“Base Salary”), payable in accordance with the Company’s normal payroll practices.  The Base Salary shall be reviewed by the Compensation Committee of the Board of Parent (“Compensation Committee”) no less often than once each calendar year and may be increased, but not decreased, based upon such a review.

b.           With respect to the portion of the Service Period commencing on January 1, 2010, Executive shall be eligible to receive, in addition to the Base Salary described above, an annual bonus payment (a “Performance Bonus”) in an amount up to Seven Hundred Thousand Dollars ($700,000) for such year (a “Performance Bonus Amount”) to be determined by December 31, 2010, and thereafter, the last day of each calendar year during the Service Period, or as soon thereafter as practicable, but in no event later than March 15 of the subsequent calendar year, as follows:

(i)           Executive shall be eligible to receive a bonus payment calculated as set forth in this paragraph (i) using a baseline bonus amount equal to sixty percent (60%) of the Performance Bonus Amount (the “Results Bonus Base Amount”).  The amount of the bonus awarded to Executive, if any, under this paragraph (i) shall be an amount calculated as a percentage of the Results Bonus Base Amount (the “Results Bonus Percentage”).  The Results Bonus Percentage shall be the percentage set forth on Schedule 5(b) hereto that corresponds to the respective percentage by which Parent has achieved the approved budgeted EBITDA established by the Board of Parent for the applicable year.

(ii)           Executive shall be eligible to receive a bonus payment in an amount up to forty percent (40%) of the Performance Bonus Amount, which bonus payment, if any, shall be determined by the Compensation Committee of the Board of Parent, based upon its assessment of such factors as it may determine to be relevant, which may include the performance of the LIN Companies and Executive, general business conditions, and the relative achievement by Executive or the LIN Companies of any goals established by the Board of Parent or the Compensation Committee.”

3.           No Other Amendments; Confirmation.  Except as expressly amended hereby, the provisions of the Employment Agreement, as amended, are and shall remain in full force and effect.

4.           Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

EXECUTIVE:

                                                                                                /s/Vincent L. Sadusky
Vincent L. Sadusky

LIN TV CORP.

By:       /s/ Denise M. Parent
Name:  Denise M. Parent
Title:    Vice President General Counsel

LIN TELEVISION CORPORATION

 By:       /s/ Denise M. Parent
 Name:  Denise M. Parent
 Title:    Vice President General Counsel

Schedule 5(b)

Percent of EBITDA	Bonus
80.0%	Zero
82.0%	32.5%
84.0%	40.0%
86.0%	47.5%
88.0%	55.0%
90.0%	62.5%
92.0%	70.0%
94.0%	77.5%
96.0%	85.0%
98.0%	92.5%
100.0%	100.0%
101.0%	110.0%
102.0%	120.0%
103.0%	130.0%
104.0%	140.0%
105.0%	150.0%
106.0%	160.0%
107.0%	170.0%
108.0%	180.0%
109.0%	190.0%
110.0%	200.0%